                      AMENDMENT NO. 1 TO CREDIT AGREEMENT

                  THIS AMENDMENT NO. 1 to CREDIT AGREEMENT ("Amendment No. 1") is made this 30th day of September, 1994 by and among CABLE TV FUND 12-BCD VENTURE, a joint venture general partnership consisting of three Colorado limited partnerships, with offices at 9697 East Mineral Avenue, Englewood, Colorado 80112 ("Borrower"); CORESTATES BANK, N.A., a national banking association with offices at 1500 Market Street, Centre Square West, Philadelphia, Pennsylvania 19101 ("PNB," and in its capacity as agent hereunder, "Agent"); ROYAL BANK OF CANADA, a Canadian chartered bank with offices at Financial Square, New York, New York 10005-3531 ("Royal"); NATIONSBANK OF TEXAS, N.A., a national banking association with offices at 901 Main Street, 67th Floor, Dallas, Texas 75201 ("Nations"); SHAWMUT BANK CONNECTICUT, N.A., successor to Connecticut National Bank, a national banking association, with offices at 777 Main Street, Hartford, Connecticut 06115 ("Connecticut"); CIBC, INC., a United States financial institution with offices at 200 West Madison Avenue, Chicago, Illinois 60606 ("CIBC"); and COLORADO NATIONAL BANK, 918 17th Street, Denver, Colorado 80202 ("CNB") (successor to the Colorado National Bank of Denver, a national banking association) (PNB, Royal, Nations, Connecticut, CIBC and CNB each individually a "Bank," and individually and collectively, the "Banks"; provided, however, that from and after the Effective Date (as defined below), CIBC shall cease to be a "Bank").

                              W I T N E S S E T H:

                  WHEREAS, Borrower is a joint venture general partnership formed pursuant to the Joint Venture Agreement dated March 17, 1986 (as amended, the "Joint Venture Agreement") by and among Cable TV Fund 12-B, Ltd., Cable TV Fund 12-C, Ltd. and Cable TV Fund 12-D, Ltd. (the "Partners"), each a Colorado limited partnership of which Jones Intercable, Inc. ("Jones") is the sole general partner; and

                  WHEREAS, Borrower and Banks (other than CNB) entered into an Amended and Restated Credit Agreement dated March 31, 1992 (as amended from time to time, including by this Amendment No. 1, the "Credit Agreement"), pursuant to which such Banks agreed to loan to Borrower up to an aggregate principal amount not to exceed Ninety Million Dollars ($90,000,000) at any time outstanding; and

                  WHEREAS, CoreStates assigned a portion of its interest under the Credit Agreement to CNB pursuant to an Assignment Agreement dated February 22, 1993, and the parties desire to amend the Credit Agreement in certain respects to reflect such assignment; and

                  WHEREAS, Borrower and Banks also desire to amend the Credit Agreement to reduce the Commitment to Eighty Seven Million Dollars ($87,000,000), reallocate the Pro Rata Shares of the Banks, revise the amortization and extend the revolving credit period, revise certain covenants, and amend certain other provisions, all as set forth herein, subject to the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties agree as follows:

                  1.      Definitions

                          (a)   General Rule.   Unless otherwise defined
herein, terms used herein which are defined in the Credit Agreement shall have the meanings assigned to them in the Credit Agreement.

                          (b)   Amended Definitions.   The following
definitions contained in Paragraph 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

                                    "Bank" shall mean individually, and "Banks"
                          shall mean individually and collectively, PNB, Royal, Nations, Connecticut, CIBC and CNB; provided, however that from and after the Effective Date, CIBC shall cease to be a "Bank".

                                    "Commitment" shall mean the maximum
                          aggregate principal amount which Banks have agreed to advance under Section Two hereof, being Eighty Seven Million Dollars ($87,000,000) on the Effective Date.

                                    "Debt Service" shall mean, for any fiscal
                          period of Borrower, the payment or accrual of principal, interest and fees (including without limitation the commitment fee set forth in Paragraph
                          2.12 hereof) due on Funded Debt in such period plus any amounts paid or accrued under Capital Leases for such period, plus any amounts, whether for principal, interest or fees, actually paid on deferred Management Fees or Home Office Allocations or advances of Jones to Borrower; provided, however, that for purposes of determining Debt Service for any fiscal quarter of Borrower, one-half (1/2) of each semi-annual principal and interest payment due on the Insurance Notes shall be allocated on an equal basis to each of two (2) quarters in each such semi-annual period.

                                     --2--

                                    "Net Income" shall mean, for any period,
                          Borrower's net income plus, to the extent taken into account in calculating net profit, taxes accrued but not actually paid in cash for such period as determined in accordance with GAAP.

                                    "Note" shall mean individually, and "Notes"
                          shall mean individually and collectively, the Second Amended and Restated Promissory Notes in the form of Exhibit A attached to Amendment No. 1 in favor of each Bank required to be executed and delivered by Borrower to Banks pursuant to Paragraph 14(b) of Amendment No. 1, as each such Note may be amended, modified, extended, consolidated or restated from time to time.

                                    "Operating Cash Flow" shall mean, for any
                          fiscal period of Borrower, (i) the sum of Net
                          Income plus the following items, in each case to the extent taken into account in calculating Net Income for such period: (a) Depreciation, (b) Interest Expense, (c) Management Fees paid, and (d) Home Office Allocations paid, less (ii) any non-cash gains or income of Borrower and any extraordinary income of Borrower, determined in accordance with GAAP.

                                    "Termination Date" shall mean the earlier
                          of (i) March 31, 1996 or (ii) the date on which the Commitment is terminated pursuant to Paragraph 2.08 or 8.02 hereof.

                                    (c)  Additional Definitions.  The following
definitions are hereby added to Paragraph 1.01 of the Credit Agreement to read in their entirety as follows:

                                    "Amendment Documents" means Amendment No.
                          1, the Second Amended and Restated Notes and all other documents and agreements required in connection therewith.

                                    "Amendment No. 1" shall mean Amendment No.
                          1 to Credit Agreement by and among Borrower, Agent and Banks dated September ____, 1994.

                                    "Annual Excess Cash Flow" shall mean, for
                          any fiscal year, Operating Cash Flow for such fiscal year minus: (a) Debt Service (excluding amounts paid or accrued with respect to Management Fees and Home Office Allocations) for such fiscal year, (b)
                          Capital Expenditures for such fiscal year, (c) One Hundred Thousand Dollars ($100,000) and (d)

                                     --3--
                          the budgeted dollar amount of Capital Expenditures as set forth in Borrower's Ten Year Budgets for the Tampa System dated February 16, 1994, for the Albuquerque System dated January 14, 1994, and for the Palmdale System dated November 23, 1993 submitted to the Banks less, the actual amount of Capital Expenditures of Borrower made from January 1, 1994 through the last day of the applicable fiscal year.

                                    "Effective Date" shall have the meaning
                          provided in Section 14 of Amendment No. 1.

                                    "Refund Liability" shall have the meaning
                          set forth in Paragraph 3.24 hereof, as added by Amendment No. 1.

                                    2.  The Commitment.

                                        (a) Reduction of Commitment.   The
Borrower and the Banks hereby agree that on the Effective Date the Commitment shall be reduced to Eighty Seven Million Dollars ($87,000,000).

                                        (b) Interest and Fees.   On the
Effective Date Borrower shall make a payment to Banks (including CIBC) in the amount of interest and commitment fee due pursuant to Paragraphs 2.06(b) and 2.12, respectively, from the last date interest and commitment fee were paid through and including the Effective Date. Such amount will be shared by the Banks (including CIBC) on the basis of their respective Pro Rata Shares prior to the Effective Date.

                                        (c) Principal Payment.  On the
Effective Date, Borrower shall make a principal payment to the Agent for the benefit of Banks (including CIBC) in an amount equal to the amount by which the Loan exceeds Eighty Seven Million Dollars ($87,000,000) immediately prior to the Effective Date. Such amount, if any, shall be paid to the Banks (including CIBC) on the basis of their Pro Rata Shares prior to the Effective Date.

                                        (d) Certain Bank Payments.   Following
the application of any principal payment required pursuant to subparagraph (c) above, PNB and Connecticut shall each make a payment to Agent, in an amount specified by Agent, and Agent shall pay such amounts to CIBC, with the effect that immediately thereafter each Bank will hold its Pro Rata Share of the Loan as in effect following the Effective Date. Such payments shall constitute purchases by PNB and Connecticut of corresponding portions of CIBC's interest in the Loan, and immediately thereafter CIBC shall no longer be a Bank under the Credit Agreement. CIBC represents and warrants to PNB and Connecticut

                                     --4--
that it has made no other sale or assignment of its interest in the Loan, and that it has the requisite power and authority to make the foregoing sales thereof to PNB and Connecticut hereunder.

                                    3.    Amendment to Paragraph 2.02
(Promissory Notes).   Paragraph 2.02 of the Credit Agreement is hereby amended
and restated to read in its entirety as follows:

                          2.02.   Promissory Notes.

                                    (a)   The indebtedness of Borrower to each
                          Bank under the Loan will be evidenced by a Second Amended and Restated Promissory Note executed by Borrower in favor of such Bank in the form of Exhibit A attached to Amendment No. 1. The original principal amount of each Bank's Note will be the amount identified in Paragraph 2.03 hereof as its respective Maximum Principal Amount; provided, however, that notwithstanding the face amount of any Note, Borrower's liability under each such Note shall be limited at all times to its actual indebtedness (principal, interest, fees, premiums and expenses) then outstanding hereunder.

                                    (b)   The Second Amended and Restated
                          Promissory Notes in the form of Exhibit A attached hereto shall replace and supersede the Amended and Restated Promissory Notes of Borrower in favor of PNB, Royal, and Nations dated March 31, 1992 and the Replacement Promissory Notes of Borrower in favor of Connecticut and CIBC dated March 31, 1992 (collectively, the "Prior Notes"); provided, however, that the execution and delivery of the Second Amended and Restated Notes shall not in any circumstance be deemed to have terminated, extinguished or discharged Borrower's indebtedness under the Prior Notes, all of which indebtedness and the collateral security therefor shall continue under and be governed by the Second Amended and Restated
                          Notes.   The Notes in the form of Exhibit A attached
                          to Amendment No. 1 are a replacement, consolidation, amendment and restatement of the Prior Notes and are
                          NOT A NOVATION.   Nothing herein is intended to
                          modify or in any way affect the priority of the liens which secure the Notes in favor of the Banks.

                          4.    Amendment to Paragraph 2.03  (Banks'
Participation).   Paragraph 2.03 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                                     --5--

                                    2.03.   Banks' Participation.  Banks shall
                          participate in the Loan in the Maximum Principal Amounts and Pro Rata Shares set forth in the schedule below:

                                                                           Pro Rata Share
                                             Maximum Principal             (as percentage
           Bank                                    Amount                  of Commitment)
           ----                              -----------------             --------------
           PNB                                  $22,000,000                       25.3%
           Royal                                $20,000,000                       23.0%
           Nations                              $20,000,000                       23.0%
           Connecticut                          $20,000,000                       23.0%
           CNB                                  $ 5,000,000                        5.7%
                                                -----------                      ------

           Total:                               $87,000,000                      100.0%

                          5.        Amendment to Paragraph 2.05(a)  (Quarterly
Amortization).   Paragraph 2.05(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                                    (a)   Quarterly Amortization.  The
                          aggregate outstanding principal balance under the Loan on the Termination Date shall be due and payable in consecutive quarterly installments, commencing on June 30, 1996 and continuing quarterly on the last Business Day of each September, December, March and June thereafter as set forth below until the earlier of the Loan having been repaid in full or March 31, 2000. The amount of each quarterly payment during the period set forth in the left hand column below shall be the applicable percentage set forth in the right-hand column below times the principal balance of the Loan outstanding on the Termination Date:

                                                            Percentage of Loan Outstanding
                                                            on Termination Date to be Paid
                                                            on Each Quarterly Payment Date
                Period                                      During Period
                ------                                      ------------------------------
           4/1/96 - 12/31/96                                        3.00%
           1/1/97 - 12/31/97                                        1.75%
           1/1/98 - 12/31/98                                        1.875%
           1/1/99 - 12/31/99                                        2.00%
           1/1/00 - 03/31/00                                        Remaining
                                                                    Principal
                                                                    Balance of the
                                                                    Loan

                                     --6--

Notwithstanding the foregoing, the aggregate outstanding balance of the Loan shall be due and payable on the earlier of March 31, 2000 or the date of termination of the Commitment.

                          6.        New Paragraphs 2.05(c) and (d) (Annual
Excess Cash Flow). New Paragraph 2.05(c) and (d) are hereby added to the Credit Agreement to read in their entirety as follows:

                                    (c)   Annual Excess Cash Flow.   In
                          addition to the payments required by subparagraphs
                          (a) and (b) of this Paragraph 2.05, commencing with the delivery of Financial Statements for the fiscal year ending December 31, 1996, on the earlier of the date on which annual financial statements are delivered or the date on which they are required to be delivered pursuant to Paragraph 5.03 hereof with respect to any fiscal year, Borrower shall pay to Banks an amount equal to the Annual Excess Cash Flow with respect to such fiscal year. Any such payment shall be applied first to accrued and unpaid interest hereunder and then to principal, in the inverse order of the maturity of the installments thereof, first to Portions bearing interest based on the Base Rate and then to Portions bearing interest based on the Adjusted CD Rate or Adjusted Labor Rate, as Borrower may elect, and shall not affect Borrower's obligation to make the scheduled or additional payments required to be made in accordance with subparagraphs (a) and
                          (b) above. Payments made under this Paragraph 2.05(c) prior to the Termination Date shall permanently reduce the Commitment in accordance with Paragraph 2.09 hereof.

                                    (d)   All payments made pursuant to
                          Paragraphs 2.05(a), (b) and (c) shall be shared by Banks on the basis of their respective Pro Rata Shares.

                          7.        Additional Representation and Warranty.

                                    The following representation and warranty
is hereby added to the Credit Agreement to read in its entirety as follows:

                                    3.24.  Regulation.  As of the Effective
                          Date, Borrower has elected to use the FCC-defined "cost of service" showing as a method for determining its maximum permitted basic service rate. As of the Effective Date, Borrower is not aware of any refund liability relating to its cost of service showing calculation which is in excess of Five Million Dollars ($5,000,000) and as to which there has been issued an

                                     --7--
                          order of a Local Authority not appealed within the applicable appeal period or a final order of the FCC (a "Refund Liability").

                          8.        Amendment to Paragraph 5.15  (Funded Debt
to Annualized Operating Cash Flow Ratio). Paragraph 5.15 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                                    5.15  Funded Debt to Annualized Cash Flow
                          Ratio. Borrower will maintain the ratio of Funded Debt to Annualized Operating Cash Flow at all times during the periods set forth in the left hand column below in an amount not to exceed the ratios set forth in the right hand column below:

                                                             Ratio of Funded Debt
                                                                 to Annualized
                Period                                       Operating Cash Flow
                ------                                       -------------------
           6/30/94 - 3/30/95                                         5.00:1.00
           3/31/95 - 3/30/96                                         4.50:1.00
           3/31/96 and thereafter                                    4.00:1.00

                          9.        New Paragraph 5.24.   The following new
Paragraph 5.24 is hereby added to the Credit Agreement:

                                    5.24 Refund Liabilities.  Borrower will
notify Banks in writing immediately upon becoming aware of any Refund Liability (as defined in Paragraph 3.24).

                          10.       Amendment to Paragraph 6.09 (Payments to
Affiliates). Paragraph 6.09 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                          6.09.   Payments to Affiliates.   Pay or accrue any
               salaries or other compensation, fees (including Management
               Fees) or other payments (including Home Office Allocations) to Affiliates, except, in the absence of an Event of Default or Default hereunder and so long as such payment shall not cause an Event of Default or Default hereunder: (i) in connection with the sale of a System as permitted by Paragraph 6.07 hereof, Borrower may make such distributions to the Partners as shall be necessary to cover each such Partner's tax liability arising in connection with such sale; (ii) if Borrower represents to Banks as of the date of any such proposed payment that it is not aware of any Refund Liability, Borrower may (A) repay advances (and accrued interest thereon at a rate not to exceed Jones' average cost of funds) made by Jones to Borrower and (B) prior to March 31, 1996, pay or

                                     --8--
               accrue, as applicable, (1) Management Fees in an amount which for any fiscal quarter of Borrower does not exceed five percent (5%) of Borrower's Gross Operating Revenues for such quarter and
               (2) Home Office Allocations; provided, however, that if in any fiscal quarter Borrower shall have repaid advances or made payments of Management Fees and Home Office Allocations to Jones at a time when such payment was permitted hereunder, but an Event of Default, Default or Refund Liability shall exist as of the end of the fiscal quarter in which such payment(s) were made, Jones shall repay the same to Borrower immediately upon determination of the existence of such Event of Default, Default or Refund Liability and, after such repayment, the same shall be deemed to have been deferred for purposes of this Agreement; provided, further, that any Management Fees and Home Office Allocations accrued for any fiscal quarter but not paid out of Borrower's Operating Cash Flow for such quarter may, prior to March 31, 1996, be deferred and subordinated to the Loan pursuant to the Subordination Agreement; provided, further, that so long as there exists no Event of Default or Default under this Agreement or Refund Liability, and the making of such payment does not cause an Event of Default or Default hereunder, Borrower may pay, prior to March 31, 1996, accrued interest on deferred Management Fees and Home Office Allocations at a rate not to exceed Jones' average cost of funds; and provided further, that after March 31, 1996, Borrower may accrue and defer (but may not pay until the Loan has been paid in full)
               (x) Management fees in the amounts described in Subparagraph
               6.09 (ii)(B)(1) above and (y) Home Office Allocations; and (iii) Borrower may make payments to Affiliates for brokerage services, including in connection with the purchase or sale of a System, and for the sale of television or other signals, the purchase or lease of television or other signals or specialized equipment and the licensing of technology, provided (x) such transactions are at a price and on terms at least as favorable as those prices and terms being generally offered in the same market place by unrelated parties for goods or services as nearly identical as possible in regard to quality, technical advancement and availability, provided, however, that so long as no Default or Event of Default is in existence, Borrower may pay brokerage fees to The Jones Group Ltd. in connection with
               (a) the sale of a System to an entity which is not an Affiliate in an amount not to exceed two and one-half percent (2-1/2%) of the gross sales price of the System, and (b) the purchase of a System, in an amount not to exceed four and one

                                     --9--
               half percent (4-1/2%) of the lower of the gross purchase price or appraisal value of the System and (y) payments to Jones Programming Services, Inc. ("Programming") for the purchase of signals or programming for the Systems shall not exceed the payments made by or charged to other Affiliates of Programming by Programming for comparable quantity and quality of signals or programming.

                   11.  Amendment to Exhibit C (Disclosure Pursuant to
Representations and Warranties).   Exhibit C to the Credit Agreement is hereby
amended and restated to read in its entirety as set forth in Exhibit B to this Amendment No. 1.

                   12.   Amendment Fee.   On the date of this Amendment No. 1,
Borrower shall pay to Agent for the account of Banks an amendment fee in the amount as set forth in a letter between Borrower and Agent dated September 15, 1994 to be shared by Banks in accordance with their respective Pro Rata Shares.

                   13.   Representations and Warranties.   Borrower hereby
represents and warrants to Banks as follows:

                           (a)   Representations in Credit Agreement.   Taking
into account the amendment and restatement of Exhibit C to the Credit Agreement attached as Exhibit B hereto, the representations and warranties set forth in Section Three of the Credit Agreement, including without limitation Paragraph
3.24 thereof, are true and correct in all respects as of the date hereof; except such Defaults or Events of Default which may have existed prior to the amendments set forth in this Amendment No. 1, and no longer exist as a result of such amendments, no Event of Default under the Credit Agreement or event which with the passage of time or the giving of notice or both would constitute an Event of Default is in existence; and other than as described on Exhibit C, as so amended and restated, there has been no material adverse change in Borrower's financial condition since March 31, 1992.

                           (b)   Power and Authority.   Each of Borrower, the
Partners and Jones has the power and authority under Colorado law and under its respective Joint Venture Agreement, Partnership Agreement or articles of incorporation and by-laws to enter into and perform the Amendment Documents; all actions (corporate or otherwise) necessary or appropriate for the execution and performance by Borrower, the Partners and Jones of the Amendment Documents have been taken; and, upon execution of the Amendment Documents, the same and the Credit Agreement constitute the valid and binding obligations of Borrower, the Partners and Jones to the extent each is a party thereto, enforceable in accordance with their terms.

                                     --10--

                           (c)   No Violations of Law or Agreements.   The
making and performance of the Amendment Documents by Borrower, the Partners and Jones will not violate any provisions of any law or regulation, federal, state or local, any court, arbitral or governmental order, decree or award, or its respective Joint Venture Agreement, Partnership Agreement or articles of incorporation and by-laws, or result in any breach or violation of, or constitute a default under, any material agreement or instruments, including without limitation any satellite master antenna television agreement and any franchise, license or permit, by which either Borrower, the Partners or Jones or their respective property may be bound except with respect to such consents which are required and have not been obtained as identified on Exhibit C to the Credit Agreement, as amended and restated on the date hereof.

                   14. Conditions to Effectiveness of Amendment. This Amendment No. 1 shall be effective upon Agent's receipt of the following documents, each in form and substance satisfactory to Banks (the "Effective Date"):

                           (a)  Amendment No. 1.   This Amendment No. 1 duly
executed by Borrower and Banks.

                           (b)   Second Amended and Restated Notes.   Second
Amended and Restated Notes in the form of Exhibit A attached hereto executed by Borrower in favor of each Bank.

                           (c)   Authorization Documents.   A certificate of a
secretary or an assistant secretary of Jones (i) certifying that their have been no amendments to the Joint Venture Agreement of Borrower, to the Partnership Agreements of any of the Partners, or to the articles of incorporation and bylaws of Jones since March 31, 1992, or, if there have been any such amendments, attaching true and correct copies thereof, (ii) attaching a true and correct copy of resolutions of the Board of Directors of Jones authorizing Jones', the Partners' and Borrower's execution and full performance of the Amendment Documents, (iii) attaching a true and correct copy of a certificate of authority executed by the Partners, authorizing Borrower to enter into and perform the Amendment Documents, and (iv) certifying the names, titles and specimen signatures of the officers of Jones authorized to act with respect to the Amendment Documents.

                           (d)   Opinion of Counsel.   An opinion letter from
counsel for the Borrower, the Partners and Jones covering the matters set forth in Paragraph 13(b) and (c) hereof, with such exceptions as Agent shall approve.

                           (e)   Consents; Amendments.   Any required consents,
amendments and approvals required, in connection with entering into this Amendment No. 1.

                                     --11--

                         (f)   Good Standing.  Certificates of good standing
and qualification to do business of Borrower, the Partners and Jones dated as of a recent date in those jurisdictions in which qualification is permitted or required.

                         (g)   Intercreditor Agreement; Amendment to Note
Agreements.   The Banks, Agent, the Noteholders and CoreStates Bank, as
Collateral Agent, shall have confirmed in writing that the Intercreditor Agreement among them dated March 31, 1992 remains in full force and effect following the amendments to the Credit Agreement set forth in Amendment No. 1; and Borrower and each of the Purchasers listed on Schedule 1 to the Note Agreements shall have entered into an amendment to the Note Agreements to effectuate such amendments to the Note Agreements as may be required to avoid any Default or Event of Default thereunder.

                         (h)    Lien Searches.  Uniform Commercial Code, tax
and judgment lien searches against Borrower, the Partners and Jones in those offices and jurisdictions as Banks shall reasonably request.

                         (i)   Other Documents.   Such additional documents as
Agent on behalf of Banks may reasonably request.

                   15.   Affirmations.   Borrower hereby: (i) affirms all the
provisions of the Credit Agreement, as amended by this Amendment No. 1, and the Collateral Security Documents (as defined therein) and (ii) agrees that the terms and conditions of the Credit Agreement shall continue in full force and effect as supplemented and amended hereby, and that the Collateral Security Documents shall continue to secure all obligations under the Credit Agreement.

                   16. Consent/Amendment to Note Amendments. The Banks and Agent hereby approve and consent to Borrower executing amendments on the date hereof between the Borrower and the Noteholders with respect to the Note Agreements and the Insurance Notes, in substantially the form set forth in Exhibit C hereto.

                   17.  Miscellaneous.

                        (a) This Amendment No. 1 shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                        (b) Borrower agrees to reimburse Agent for all reasonable costs and expenses (including but not limited to attorneys' fees and disbursements) which Agent may pay or incur in connection with the preparation of this Amendment No. 1, the Amendment Documents executed in connection herewith, and the closing contemplated hereby.

                                     --12--

                       (c) All terms and provisions of this Amendment No. 1 shall be for the benefit of and be binding upon and enforceable by the respective successors and assigns of the parties hereto.

                       (d) This Amendment No. 1 may be executed in any number of counterparts with the same effect as if all the signatures on such counterparts appeared on one document and each such counterpart shall be deemed an original.

                       (e) Except as expressly set forth herein, the execution, delivery and performance of this Amendment No. 1 shall not operate as a waiver of any right, power or remedy of Bank under the Credit Agreement and the agreements and documents executed in connection therewith or constitute a waiver of any provision thereof.

                  IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 the day and the year first above written.

                               CABLE TV FUND 12-BCD VENTURE

                               By: CABLE TV FUND 12-B, LTD., a
                                   general partner

                               By: CABLE TV FUND 12-C, LTD., a
                                   general partner

                               By: CABLE TV FUND 12-D, LTD., a
                                   general partner

Attest:                            By:  Jones Intercable, Inc.,
                                        their general partner


By: /s/ KATHERINE A. LEVOY              By: /s/ KEVIN P. COYLE
   Name:  Katherine A. LeVoy               Name: Kevin P. Coyle
   Title: Assistant Secretary              Title: Group Vice President/Finance

(CORPORATE SEAL)

                               CORESTATES BANK, N.A., individually
                               and in its capacity as Agent
                               hereunder

                               By:  GEOFF BOYD
                                  ---------------------------------
                                  Name: Geoff Boyd
                                  Title:  AVP

                             (EXECUTIONS CONTINUED)

                                     --13--

                             ROYAL BANK OF CANADA



                             By:  /s/ E. SALAZAR
                                ------------------------------
                                Name:  E. Salazar
                                Title: Senior Manager


                             NATIONSBANK OF TEXAS, N.A.


                             By:  /s/ DOUGLAS E. ROPER
                                ------------------------------
                                Name:  Douglas E. Roper
                                Title: Senior Vice President


                             SHAWMUT BANK CONNECTICUT, N.A.


                             By:  /s/ ROBERT F. WEST
                                ------------------------------
                                Name:  Robert F. West
                                Title: Director


                             CIBC, INC.


                             By:  /s/ P.G. SMITH
                                ------------------------------
                                Name:  P.G. Smith
                                Title: M/D


                             COLORADO NATIONAL BANK


                             By:  /s/  LESLIE M. KELLY
                                ------------------------------
                                Name:  Leslie M. Kelly
                                Title: Vice President



                                    --14--

                  Jones Intercable, Inc. ("Jones"), as Subordinated Creditor pursuant to that certain Amended and Restated Subordination Agreement dated March 31, 1992 between jones and CoreStates Bank, N.A. as Agent for the Banks (the "Subordination Agreement"), hereby acknowledges and agrees to the foregoing Amendment No. 1, and agrees that the Subordination Agreement remains in full force and effect.

                                        JONES INTERCABLE, INC.


                                        By: /s/ KEVIN P. COYLE
                                           --------------------------------
                                           Name: Kevin P. Coyle
                                           Title: Group Vice President/Finance



                                     --15--